Exhibit 99.1

FINANCIAL CONTACT: John W. Hohener Executive Vice President and CFO Phone: (949) 380-6100 INVESTOR CONTACT: Robert C. Adams Vice President of Corporate Development Phone: (949) 380-6100

Microsemi Corporation Announces Superior Proposal to Acquire PMC-Sierra, Inc. for $11.50 Per Share With Intent to Close in December 2015

•	Produces significant scale with $1.75 billion of combined LTM revenue
•	Anticipates more than $100 million in annual cost synergies, with $75 million in first full quarter
•	Delivers immediate accretion with more than $0.60 EPS expected in first full year
•	Creates industry-leading 60/30 profitability model
•	Complements optical and switching portfolios, accelerates existing data center growth effort
•	Reaffirms fiscal fourth quarter 2015 business outlook

ALISO VIEJO, Calif.―Oct. 19, 2015―Microsemi Corporation (Nasdaq: MSCC), a leading provider of semiconductor solutions differentiated by power, security, reliability and performance, today announced that it submitted an offer to acquire PMC-Sierra, Inc (Nasdaq: PMCS) in a cash and stock transaction. Based on the closing stock price of Microsemi on Oct. 16, 2015, the transaction is valued at $11.50 per PMC share, representing a premium of approximately 50 percent to the closing price on Oct. 5, 2015, the last trading day prior to the announcement of PMC’s proposed acquisition with Skyworks Solutions, Inc.

Microsemi believes its cash and stock proposal would provide PMC shareholders with a substantial premium and immediate cash value, as well as the opportunity to participate in the significant upside potential of a global analog and mixed-signal leader with a highly diversified platform for growth and profitability. Microsemi believes its proposal constitutes a “Superior Proposal” under the terms of PMC’s merger agreement with Skyworks.

Under the terms of Microsemi’s proposal, PMC shareholders will receive $8.75 in cash and 0.0736 of a share of Microsemi common stock for each share of PMC common stock held at the close of the transaction. The implied total transaction value is approximately $2.4 billion and the implied enterprise value is $2.2 billion, net of PMC’s net cash balance as of June 27, 2015.

“Based on extensive discussions with PMC over the past 18 months and comprehensive analysis, we believe this transaction offers compelling strategic and financial benefits for the shareholders of both Microsemi and PMC,” said James J. Peterson, Microsemi’s chairman and CEO. “This acquisition will provide Microsemi with a leading position in high performance and scalable storage solutions targeted for data center and cloud applications, while also adding a complementary portfolio of high-value communications products. Microsemi has a strong track record of integrating acquisitions and driving profitability, and we will benefit from increased scale, industry-leading margins, diversified market exposure, consolidated infrastructure and substantial cost savings in a combination with PMC.”

The proposal was conveyed in an offer letter to PMC’s board of directors on Oct. 19, 2015, together with a copy of a merger agreement, which is on substantially the same terms as the Skyworks merger agreement that Microsemi is prepared to sign. Microsemi is also prepared to amend the transaction structure to an “exchange offer” paving the way for a closing as early as late December 2015, assuming swift action by PMC’s board. Microsemi’s proposal is not subject to any financing contingency and has been approved by Microsemi’s board of directors.

The transaction is expected to be immediately accretive to Microsemi’s non-GAAP EPS and free cash flow. Microsemi anticipates achieving more than $100 million in annual cost synergies with greater than $75 million of those to be realized in the first full quarter of combined operations. Microsemi currently estimates more than $0.60 of non-GAAP EPS accretion in the first full year after closing the transaction.

Microsemi intends to fund the transaction and repay its existing credit facility with existing cash, $2.7 billion in new transaction debt and $0.6 billion in Microsemi common stock. Shareholders of Microsemi and PMC will own approximately 85 percent and 15 percent, respectively, of the combined entity post completion of the transaction.

The transaction with Microsemi will only be subject to domestic regulatory approvals (as opposed to approvals by foreign government entities including China, which is required under the Skyworks merger agreement and likely to result in additional uncertainty and delays) and customary closing conditions, as well as the approval of PMC’s shareholders.

Stifel is acting as exclusive financial adviser to Microsemi, along with O’Melveny & Myers LLP who is serving as legal adviser. Morgan Stanley Senior Funding, Inc. is providing committed financing for the transaction to Microsemi.

Reaffirms Fiscal Fourth Quarter 2015 Business Outlook

Microsemi currently expects net sales in the fourth quarter of fiscal year 2015 to be approximately $328 million, and expects non-GAAP diluted earnings per share of between $0.72 and $0.74. This is in line with Microsemi’s previous guidance.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements to reflect subsequent events or circumstances. Please refer to the “Cautionary Note Concerning Forward-Looking Statements” below for risks that may affect future actual results.

Webcast

A live webcast relating to the proposed transaction will be available in the “Investors” section of Microsemi’s website at www.microsemi.com. The event information will be posted to the website 30 minutes prior to the webcast time. In addition, an accompanying presentation will be hosted on the homepage of Microsemi’s website.

Webcast date: Oct. 19, 2015

Time: 8:30 a.m. EDT

To participate in the conference call by telephone, call 877-264-1110 at approximately 8:15 a.m. EDT (5:15 a.m. PDT). International callers can call 706-634-1357. Please provide the following ID number: 58449988.

A replay of the webcast will also be available in the “Investors” section of Microsemi’s website.

Letter to PMC’s Board

The following is the full text of the letter Microsemi sent to the PMC board regarding its offer:

October 19, 2015

Board of Directors

PMC-Sierra, Inc.

1380 Bordeaux Drive

Sunnyvale, CA 94089

To the Members of the Board:

As you are aware, over the past 18 months, Microsemi Corporation has pursued a transaction with PMC-Sierra, Inc (“PMC”). We believe the combination of our two companies has tremendous strategic value in addition to cost synergies of approximately $100 million in the first year. This transaction is a strategic priority for us, and we believe a business combination with Microsemi will deliver significant benefits to your shareholders.

We are pleased to submit this proposal to acquire all of the outstanding shares of PMC common stock for consideration of (i) $8.75 in cash and (ii) 0.0736 of a share of Microsemi common stock for each outstanding share of PMC common stock. Based on Microsemi’s closing stock price on October 16, 2015, the merger consideration is valued at approximately $11.50 per PMC share, representing a premium of approximately 50% to PMC’s closing price on October 5, 2015, the last trading day prior to the announcement of your proposed transaction with Skyworks Solutions, Inc (“Skyworks”). As a result of our proposal, your shareholders will receive cash at closing as well as ownership of 15% of the combined company, providing continued “upside” and allowing them to participate in the substantial synergies available as a result of the combination.

Our proposal is clearly a “Superior Proposal” as defined in your merger agreement with Skyworks. First, Microsemi’s proposal provides a higher value per share to PMC’s shareholders than the proposed Skyworks transaction and is therefore more favorable to PMC’s shareholders than the proposed transaction with Skyworks. Second, Microsemi is prepared to effectuate the acquisition of PMC by means of a two-step exchange offer. We believe that this structure will provide an even faster path to closing than the one-step merger structure proposed by Skyworks and shall pave the way to a closing in late December 2015. Finally, a transaction with Microsemi will only be subject to domestic regulatory approvals (as opposed to approvals by foreign government entities including China, which is required under the Skyworks merger agreement and likely to result in additional uncertainty and delay). In connection with regulatory approvals, based on our analysis, we do not believe that a transaction between Microsemi and PMC would give rise to antitrust or regulatory issues.

To sum, Microsemi’s proposal is clearly superior to the proposed transaction with Skyworks on the basis of value, speed and certainty.

We are including with this letter a proposed merger agreement which is substantially identical to the terms of your announced merger agreement with Skyworks, but which makes certain modifications to reflect our proposed cash and stock consideration and the acceleration and cash out of all PMC stock options.

Microsemi’s Board of Directors has approved this proposal, including the proposed merger agreement. Microsemi’s proposal is not subject to any conditions other than limited conditions set forth in the attached proposed merger agreement. Finally, we have obtained fully committed financing and do not have any additional diligence remaining.

We are simultaneously releasing this letter to the public. Our offer will now be subject only to your decision to execute the merger agreement. We expect a timely review of our proposal, and look forward to consummating a mutually beneficial transaction.

Sincerely,

James J. Peterson

Chairman of the Board & Chief Executive Officer

About Microsemi

Microsemi Corporation (Nasdaq: MSCC) offers a comprehensive portfolio of semiconductor and system solutions for communications, defense & security, aerospace and industrial markets. Products include high-performance and radiation-hardened analog mixed-signal integrated circuits, FPGAs, SoCs and ASICs; power management products; timing and synchronization devices and precise time solutions, setting the world’s standard for time; voice processing devices; RF solutions; discrete components; security technologies and scalable anti-tamper products; Ethernet solutions; Power-over-Ethernet ICs and midspans; as well as custom design capabilities and services. Microsemi is headquartered in Aliso Viejo, Calif., and has approximately 3,600 employees globally.

Microsemi and the Microsemi logo are registered trademarks or service marks of Microsemi Corporation and/or its affiliates. Third-party trademarks and service marks mentioned herein are the property of their respective owners.

Cautionary Note Concerning Forward-Looking Statements

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The reader is cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside the control of Microsemi. The forward-looking statements in this release address a variety of subjects including, for example, statements regarding Microsemi’s offer to acquire PMC-Sierra Inc. (“PMC”), its financing and the expected timing of the proposed transaction, the potential benefits of the acquisition (including the potentially accretive and synergistic benefits), Microsemi’s expected future performance (including expected results of operations and financial guidance), and the combined company’s future financial condition, operating results, strategy and plans. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as the ultimate outcome of any possible transaction between Microsemi and PMC, including the possibilities that Microsemi will not pursue a transaction with PMC or that PMC will reject a transaction with Microsemi; if a transaction between Microsemi and PMC were to occur, the ultimate outcome and results of integrating the operations of Microsemi and PMC, the ultimate outcome of Microsemi’s operating strategy applied to PMC and the ultimate ability to realize synergies; the effects of the business combination of Microsemi and PMC, including the combined company’s future financial condition, operating results, strategy and plans; negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; our ability to successfully implement our acquisitions strategy or integrate other acquired companies; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; Microsemi’s reliance on government contracts for a significant portion of its sales, including impacts of any termination or renegotiation of such contracts, uncertainties of governmental appropriations and national defense policies and priorities and effects of any past or future government shutdowns; risks related to the company’s international operations and sales, including political instability, trade restrictions and sanctions, restrictions in the transfer or repatriation of funds, currency fluctuations and availability of transportation services; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company’s book-to-bill ratio; intense competition in the semiconductor industry and resultant downward price pressure; the effect of events such as natural disasters and related disruptions on our operations; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; our dependence on third parties for key functions; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; changes to laws or regulations; unanticipated changes in Microsemi’s tax obligations, results of tax examinations or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi’s holdings in securities; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company’s competitors of products that decrease the demand for Microsemi’s products; unfavorable or declining conditions in end markets; inability of Microsemi’s compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company’s manufacturing yields; potential effects of system outages; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi’s business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work, assets or inventory from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi’s most recent Form 10-K and any subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi’s future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi’s ability to estimate the excluded items are not accessible or estimable on a forward-looking basis.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Microsemi Corporation (“Microsemi”) has made for a business combination transaction with PMC-Sierra Inc. (“PMC”). In furtherance of this proposal and subject to future developments, Microsemi (and, if a negotiated transaction is agreed to, PMC) may file one or more registration statements, prospectuses, proxy statements or other documents with the U.S. Securities and Exchange Commission (“SEC”). This communication is not a substitute for any registration statement, prospectus, proxy statement or other document Microsemi and/or PMC may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF MICROSEMI AND PMC ARE URGED TO READ THE REGISTRATION STATEMENT, PROSPECTUS, PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to stockholders of PMC. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Microsemi through the web site maintained by the SEC at http://www.sec.gov.

Certain Information Regarding Participants

Microsemi and certain of its directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names and interests of Microsemi’s directors and executive officers Microsemi’s Annual Report on Form 10-K for the year ended September 28, 2014, which was filed with the SEC on November 13, 2014, and Microsemi’s proxy statement for the 2015 Annual Meeting of Shareholders, which was filed with the SEC on December 19, 2014. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Source: Microsemi Corporation